Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Omaha, Nebraska

December 6, 2019

CONTACT:

Chad Daffer

Chief Executive Officer

800-283-2357

America First Multifamily Investors, L.P. Announces Retirement of Chief Financial Officer and Appointment of Interim Chief Financial Officer

Omaha, Nebraska – December 6, 2019 – On December 2, 2019, Craig S. Allen informed America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) of his intent to retire and leave the Partnership in his capacity as its Chief Financial Officer on December 31, 2019. Mr. Allen has held his position since 2015. Mr. Allen and the Partnership have entered into a Consulting Agreement to allow Mr. Allen to assist the Partnership during its transition to a permeant replacement.

On December 6, 2019, the Board of Managers of Greystone AF Manager LLC, the general partner of the general partner of the Partnership, appointed Jesse A. Coury, the Partnership’s current Corporate Controller, to serve as the Partnership’s interim Chief Financial Officer, effective on January 1, 2020. Mr. Coury will serve in this capacity until a permanent Chief Financial Officer is appointed. Mr. Coury has served as the Partnership’s Corporate Controller since 2017.

“We at ATAX are very grateful for Craig’s dedicated service over the past five years for the strategic growth of ATAX and his commitment to our unitholders. All of us at ATAX wish him a very happy and well-deserved retirement,” said Chad Daffer, Chief Executive Officer of the Partnership. “I’m confident in Jesse’s abilities as the interim replacement as his extensive knowledge of ATAX will be a great benefit during this time of transition.”

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: the intended executive officer changes will not occur as currently expected; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.